CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (file no. 333-229168) of our report dated April 1, 2019 with respect to the consolidated financial statements of Live Current Media Inc. (the "Company") for the years ended December 31, 2018 and 2017 which appears in the Company's Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2018, filed with the United States Securities and Exchange commission on May 15, 2019,

/s/ DMCL
____________________________

DALE MATHESON CARR-HILTON LABONTE LLP

Chartered Accountants

Vancouver, Canada

January 15, 2020